UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 15, 2017

INSMED INCORPORATED

(Exact name of registrant as specified in its charter)

Virginia	000-30739	54-1972729
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Finderne Avenue, Building 10 Bridgewater, New Jersey		08807
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (908) 977-9900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Appointment

On May 15, 2017, Insmed Incorporated (the “Company”) announced that Mr. Paolo Tombesi had been appointed as Chief Financial Officer, to be effective June 1, 2017.  Prior to joining the Company, Mr. Tombesi, 54, was Vice President and Chief Financial and Administrative Officer of Novartis Pharmaceuticals Corporation, a position he held since November 2014.  Mr. Tombesi was Managing Director and Chief Financial Officer of Novartis Japan from April 2009 to October 2014.  From September 2006 to March 2009, Mr. Tombesi held various finance roles at Novartis.  Prior to his time at Novartis, Mr. Tombesi held several finance director positions at Bristol-Myers Squibb from August 1996 to September 2006.  From January 1988 to July 1996, Mr. Tombesi held various positions in consumer goods at Unilever NV and Johnson & Johnson.  Mr. Tombesi holds a B.Ed. in Business and Managerial Economics from Sapienza Università di Roma and a B.A. in Accounting from Duca degli Abruzzi Roma.

Pursuant to the terms of the Company’s employment agreement with Mr. Tombesi, he will receive an initial annual base salary of $435,000 and will be eligible to participate in the Company’s benefit and compensation plans.  Mr. Tombesi has been assigned an initial annual target bonus of 40% of his base salary.  He will also receive a signing bonus of $40,000 upon the completion of 30 days of employment.  The Company will reimburse Mr. Tombesi for reasonable attorneys’ fees incurred by him in connection with entering into the employment agreement, up to a maximum of $5,000. Mr. Tombesi will also receive an option to purchase shares of the Company’s common stock having an aggregate value of $1,300,000.  The number of shares underlying the option will be determined using a Black-Scholes calculation based upon the closing price of the Company’s common stock on the Nasdaq Global Select Market on June 1, 2017. The option award agreement will be consistent with the Company’s standard stock option inducement award agreement, and the option will vest on a four-year vesting schedule, with 25% of the shares subject to the option vesting on the first anniversary of the date of grant and 12.5% of the shares subject to the option vesting every six months thereafter through the fourth anniversary of the date of grant, subject to Mr. Tombesi’s continued employment with the Company on each vesting date.

Mr. Tombesi’s employment agreement provides for payment of the following upon his death or disability: (i) a pro-rata portion of his annual bonus based on actual performance during the year of the qualifying termination, (ii) any unpaid bonus for a fiscal year ending on or prior to the date of the qualifying termination, and (iii) any insurance benefits to which he and his beneficiaries are entitled as a result of his death or disability.  If Mr. Tombesi’s employment is terminated by the Company without cause or by him for good reason (such a termination, a “qualifying termination”), in either case, within one year after a change in control, Mr. Tombesi will receive (i) a lump sum severance payment equal to his annual base salary, (ii) a pro-rata portion of his annual bonus based on actual performance during the year of the qualifying termination, (iii) any unpaid bonus for a fiscal year ending on or prior to the date of the qualifying termination, (iv) full vesting of time-based equity awards and (v) reimbursement for up to one year of continued health and dental benefits. In the event of a qualifying termination prior to a change in control or more than one year thereafter, Mr. Tombesi would be eligible for similar benefits, although his severance would be payable ratably over 12 months and any accelerated equity award vesting would be limited to stock options that would otherwise have vested within six months.

There are no arrangements or understandings between Mr. Tombesi and any other person pursuant to which he was selected as an officer, and there are no family relationships between Mr. Tombesi and any of the Company’s directors or executive officers. Mr. Tombesi has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

Chief Medical Officer Transition

On May 15, 2017, the Company also announced that Dr. Paul D. Streck had been appointed as Chief Medical Officer, to be effective June 5, 2017 and that Dr. Eugene Sullivan, the Company’s current Chief Medical and Scientific Officer, would leave that position to serve in the newly created role of Chief Product Strategy Officer, effective on the same date.  Prior to joining the Company, Dr. Streck, 54, was Vice President, Global Medical Specialty Franchise, Immuno-Inflammation at GlaxoSmithKline plc, a position he held since November 2015.  From November 2007 to November 2015, Dr. Streck held various positions at Shire Pharmaceuticals (“Shire”).  Dr. Streck served as Group Vice President, Clinical Development/TA Lead (Hematology, Gastrointestinal, Internal Medicine) at Shire from November 2013 to November 2015.  Prior to that, Dr. Streck served as Global Head of Medical Affairs, Internal Medicine (November 2012 to December 2013), Product General Manager, Emerging Business Unit (November 2011 to November 2012), and Senior Director, Global Clinical Development (November 2007 to December 2012).  From February 2006 to October 2007, Dr. Streck was Director of Marketing at AMGEN USA Inc. Dr. Streck holds a M.B.A. from the Duke University Fuqua School of Business, a M.D. from Jefferson Medical College, a D.M.D. from the Temple University School of Dentistry and a B.A. in chemistry from Rutgers University.

Pursuant to the terms of the Company’s employment agreement with Dr. Streck, he will receive an initial annual base salary of $425,000 and will be eligible to participate in the Company’s benefit and compensation plans and to receive relocation benefits.  Dr. Streck has been assigned an initial annual target bonus of 40% of his base salary.  He will also receive a signing bonus of $40,000 upon the completion of 30 days of employment.  The Company has further agreed to reimburse Dr. Streck for certain other fees and expenses incurred by him in connection with entering into the employment agreement and joining the Company, up to a maximum of $50,000. In addition, Dr. Streck will receive an option to purchase shares of the Company’s common stock having an aggregate value of $1,100,000.  The number of shares underlying the option will be determined using a Black-Scholes calculation based upon the closing price of the Company’s common stock on the Nasdaq Global Select Market on June 5, 2017. The option award agreement will be consistent with the Company’s standard stock option inducement award agreement, and the option will vest on a four-year vesting schedule, with 25% of the shares subject to the option vesting on the first anniversary of the date of grant and 12.5% of the shares subject to the option vesting every six months thereafter through the fourth anniversary of the date of grant, subject to Dr. Streck’s continued employment with the Company on each vesting date.

Dr. Streck’s employment agreement provides for payment of benefits similar to those payable to Mr. Tombesi upon Dr. Streck’s death or disability or in connection with a qualifying termination of Dr. Streck’s employment, whether prior to or following a change in control.

There are no arrangements or understandings between Dr. Streck and any other person pursuant to which he was selected as an officer, and there are no family relationships between Dr. Streck and any of the Company’s directors or executive officers. Dr. Streck has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

ITEM 7.01 — Regulation FD Disclosure.

On May 15, 2017, the Company issued a press release announcing the appointments of Mr. Tombesi as Chief Financial Officer and Dr. Streck as Chief Medical Officer and Dr. Sullivan’s transition to Chief

Product Strategy Officer.  The press release is attached hereto as Exhibit 99.1 and incorporated in this Item 7.01 by reference.

ITEM 9.01 - Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by Insmed Incorporated on May 15, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2017	INSMED INCORPORATED

	By:	/s/ Christine Pellizzari
	Name:	Christine Pellizzari
	Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Insmed Incorporated on May 15, 2017.